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                                                                    EXHIBIT 4.10

            AMENDMENT TO CONTACT CENTER SERVICE AGREEMENT, IDENTIFIED
                                  AS CN 0988/04

By this private Agreement, entered into by ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS LTDA., having registered office at Rua Manoel Coelho, 600, 1st floor, Sao Caetano do Sul / SP, enrolled with the Ministry of Finance (CNPJ/MF) under number 00.006.878/001-34, hereinafter referred to as ORBITALL, and TNL CONTAX S.A., a corporation having registered office in the City of Barueri, Sao Paulo state, Av. Ceci, 1900 - Part, Center, enrolled with the Ministry of Finance (CNPJ/MF) under number 02.757.614/001-48, hereinafter referred to as PARTNER, represented by their legal representatives pursuant to their Articles of Incorporation/By-laws, mutually agree, as from the date of execution of this agreement, to change the Clauses and Conditions of the Contact Center Service Agreement, identified as CN 0988/04, entered into on April 01, 2004 as follows:

WHEREAS the PARTNER has branches at the following addresses:

Rua do Passeio, 42, Pav. 2 to 11 and 48 to 56, Center, Rio de Janeiro - RJ, enrolled with the Ministry of Finance (CMPJ/MF) under number 02.757.614/0017-05;

Av. Paulista, 2073, 11th and 12th floors, Cerqueira Cesar, Sao Paulo - SP, enrolled with the Ministry of Finance (CNPJ/MF) under number 02.757.614/0020-00; and

Rua Professora Anfrisia Santiago, 212, Nazare, Salvador - Bahia, enrolled with the Ministry of Finance (CNPJ/MF) under number 02.757.614/0008-14.

1. The parties agree to change item 4.4 of Clause Four - "Prices and Payment Conditions", which will enter in force with the following wording, as from the date of execution of this Agreement:

"4.4 - The remuneration shall be paid by ORBITALL to the PARTNER, when the PARTNER does not directly invoice ORBITALL's Customers, up to the fifteenth working day of the month subsequent to that of the Service rendering, and the PARTNER's invoices shall be presented to ORBITAL until at most the tenth working day of the month subsequent to that of said Services. In the event of direct invoicing, the PARTIES shall agree to the due dates of the respective invoices of the PARTNER, and when the due date falls up to the fifteenth working day subsequent to the month when the related Service was rendered, PARTNER shall not be entitled to indemnification.

2. All other clauses and conditions of the agreement hereby amended remain effective, not being expressly changed by this instrument.


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3. The contracting parties declare, subject to the penalties of the Law, that the undersigned names in this agreement are their legal attorneys-in-fact/representatives, duly constituted by their respective Articles of Incorporation/By-laws, with powers to take on the obligations agreed upon herein.

The PARTNER also declares that the undersigned name(s) in this Agreement Mr. _____________ and Mr. ___________________, have their signatures registered at the _____________________________ Notary Office(s) of the City of _________.

4. In witness whereof the parties hereto have set their hands to two (2) copies of equal wording in the presence of the witnesses below.

Sao Paulo , April 1, 2005

1.07.3 Claudio Sales


             [signature]                               [signature]
-------------------------------------   ----------------------------------------
ORBITALL SERVICOS E PROCESSAMENTO       TNL CONTAX S.A.
DE INFORMACOES COMERCIAIS LTDA.


Witnesses:


             [signature]                               [signature]
-------------------------------------   ----------------------------------------
Name: Maria Conceicao Henrique          Name: Claudia M. Cruz
ID: RG 18.462.419-8                     ID: RG 20.039.686-9